Exhibit 10.12
Execution Version
SUPPORT AGREEMENT
     This Support Agreement (this “Agreement”) is dated as of December 30, 2005, among Western Alliance Bancorporation, a Nevada corporation (“Acquirer”), and the shareholders of Intermountain First Bancorp, a Nevada corporation (“IFB”), executing this Agreement on the signature page hereto (each, a “Shareholder” and collectively, the “Shareholders”).
RECITALS
     A. Concurrently with the execution of this Agreement, Acquirer and IFB have entered into an Agreement and Plan of Merger (the “Merger Agreement”) which provides, among other things, for the merger (the “Merger”) of IFB with and into Acquirer, upon the terms and subject to the conditions set forth therein.
     B. As of the date hereof, each Shareholder is the record and Beneficial Owner (as defined below) of that number of IFB Common Shares (as defined below) set forth below such Shareholder’s name on the signature page hereto.
     C. As a condition to Acquirer’s willingness to enter into and perform its obligations under the Merger Agreement, each Shareholder has agreed to enter into this Agreement.
     NOW THEREFORE, the parties hereto agree as follows:
I. CERTAIN DEFINITIONS
     1.1. Capitalized Terms. Capitalized terms used in this Agreement and not defined herein have the meanings ascribed to such terms in the Merger Agreement.
     1.2. Other Definitions. For the purposes of this Agreement:
     “Beneficial Owner” or “Beneficial Ownership” with respect to any securities means having “beneficial ownership” of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended).
     “Transfer” means, with respect to a security, the sale, grant, assignment, transfer, pledge, hypothecation, encumbrance, constructive sale, or other disposition of such security or the Beneficial Ownership thereof (including by operation of law), or the entry into of any contract, agreement or other obligation to effect any of the foregoing, including, for purposes of this Agreement, the transfer or sharing of any voting power of such security.
     “IFB Common Share” means a share of common stock, par value $0.01 per share, of IFB, including for purposes of this Agreement all shares or other voting securities into which an IFB Common Share may be reclassified, sub-divided, consolidated or converted and any rights and benefits arising therefrom (including any dividends or distributions of securities which may be declared in respect of IFB Common Shares).
II. SUPPORT OBLIGATIONS OF THE SHAREHOLDER
     2.1. Agreement to Vote. Each Shareholder irrevocably and unconditionally agrees that from and after the date hereof, at any meeting (whether annual or special, and at each adjourned or postponed meeting) of shareholders of IFB, however called, or in connection with any written consent of IFB’s shareholders, each Shareholder will (x) appear at each such meeting or otherwise cause all of its Owned Shares to be counted as present thereat for purposes of calculating a quorum, and respond to each request by IFB for written consent, if any, and (y) vote (or consent), or cause to be voted (or validly execute and return and cause consent to be granted with respect to), all of such Shareholder’s IFB Common Shares Beneficially Owned by such Shareholder as of the applicable record date (including any IFB Common Shares that such Shareholder may acquire after the date hereof, “Owned Shares”) and all other voting securities of or equity interests in IFB: (i) in favor of the adoption of the Merger Agreement (whether or not recommended by the Board of Directors of IFB), and (ii) against any action, agreement, transaction or proposal that (A) is made in opposition to, or in competition or inconsistent with, the Merger or the Merger Agreement, (B) relates to a Competing Proposal, Acquisition Transaction, Third Party Public Event or Superior Competing Transaction, or (C) could otherwise prevent, impede or delay the consummation of the Merger or the other transactions contemplated by the Merger Agreement.
     2.2. Restrictions on Transfer. Except as provided for herein, each Shareholder agrees from and after the date hereof not to (a) tender into any tender or exchange offer or otherwise directly or indirectly Transfer any Owned Shares (or any rights, options or warrants to acquire IFB Common Shares), or (b) grant any proxies with respect to such Shareholder’s Owned Shares, deposit such Shareholder’s Owned Shares into a voting trust, enter into a voting agreement with respect to any of such Shareholder’s Owned Shares or otherwise restrict the ability of such Shareholder freely to exercise all voting rights with respect thereto. Any action attempted to be taken in violation of the preceding sentence will be null and void.
     2.3. No Solicitation. Each Shareholder agrees that it will comply with Section 5.1(e) of the Merger Agreement, which Section is incorporated by reference herein. The foregoing shall not restrict or limit the ability of any Person who is a director of IFB to take any action in his or her capacity as a Director of IFB to the extent expressly permitted by the Merger Agreement.
     2.4. Lock-up. Subject to Section 2.5 hereof, from the Closing Date until the six month anniversary of the Closing Date, each Shareholder agrees that it will not Transfer any shares of Western Common Stock received by such Shareholder in connection with the Merger.
     2.5 Piggy Back Rights.
     (a) If at any time from the Closing Date until the six month anniversary of the Closing Date Acquirer proposes to file a registration statement with respect to an underwritten public equity offering in which Acquirer’s shareholders may participate, Acquirer shall give prompt written notice of the proposed registration to each of the Shareholders specifying in reasonable detail the proposed offering, and at the written request of any such Shareholders delivered to Acquirer within 10 days after giving such notice, shall include in such registration and offering, and in any underwriting of such offering, subject to the other provisions of this Section 2.5, all shares of Western Common Stock as may have been designated in the Shareholder’s request (such inclusion, a “Piggyback Registration”); provided, however, that such Shareholders shall agree to and be bound by the additional conditions and covenants set forth on Exhibit A hereto. Each Shareholder requesting a Piggyback Registration shall be responsible, severally and not jointly, for the fees and expenses of such Shareholder’s counsel, any transfer taxes relating to the sale of Western Common Stock by such Shareholder, and such Shareholder’s pro rata portion of any underwriting discounts or commissions or the equivalent thereof. Acquirer shall pay all other expenses incident to such registration, including, without limitation, all registration and filing fees, fees and expenses of compliance with “blue sky” laws, printing expenses, messenger and delivery expenses, and fees and expenses of counsel for Acquirer and all independent certified public accountants and other persons retained by Acquirer, and shall enter into customary indemnification arrangements with participating Shareholders.

     (b) If the managing underwriters with respect to such offering advise Acquirer that, in their sole discretion, the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the holders initially requesting such registration, Acquirer shall include in such registration the shares of Western Common Stock requested to be included in such registration pursuant hereto and the securities requested to be included therein by the holders initially requesting such registration, pro rata among the holders of all such securities on the basis of the number of shares requested to be included in such registration statement by each such holder.
III. REPRESENTATIONS AND WARRANTIES
     3.1. Representations and Warranties of Shareholders. Each Shareholder, severally and not jointly, represents and warrants to Acquirer, as of the date of this Agreement and as of the Closing Date, that (i) this Agreement has been duly authorized, executed and delivered by such Shareholder and constitutes the valid and binding agreement of such Shareholder, enforceable against such Shareholder in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally; (ii) such Shareholder is the record and beneficial owner of the Owned Shares set forth below such Shareholder’s name on the signature page hereto (and any Owned Shares acquired by such Shareholder after the date hereof), with sole voting and dispositive power over such Owned Shares; (iii) such Owned Shares are the only voting securities or interests in IFB owned (beneficially or of record) by such Shareholder; (iv) such Owned Shares are owned by such Shareholder free and clear of all liens, charges, encumbrances, agreements and commitments of every kind, other than as expressly set forth herein; and (v) neither the execution or delivery of this Agreement nor the consummation by such Shareholder of the transactions contemplated hereby will violate any provisions of any Law or order, injunction, decree or judgment applicable to such Shareholder or any contract, agreement or other commitment to which such Shareholder is a party or by which such Shareholder or any of such Shareholder’s properties or assets (including such Owned Shares) is bound, other than such violations of contracts, agreements or commitments as would not prevent, impede or delay the performance by Member of his or her obligations hereunder or impose any liability or obligation on IFB or Acquirer or any Subsidiaries or Affiliates thereof.
IV. ADDITIONAL COVENANTS OF SHAREHOLDERS
     4.1. Waiver of Dissenters’ Rights. Notwithstanding any provision in the Merger Agreement to contrary, each Shareholder hereby waives, and shall cause the record holders (if different from such Shareholder) of any Owned Shares Beneficially Owned by such Shareholder to waive, dissenters’ rights, if any, that such Shareholder or such record holder may have under Sections 92A-38 through 92A-500 of the NRS in connection with the Merger and the transactions contemplated by the Merger Agreement.
     4.2. Disclosure. Each Shareholder hereby authorizes Acquirer and IFB to publish and disclose in any announcement or disclosure required by the SEC and in the Proxy Materials such Shareholder’s identity and ownership of the Owned Shares and the nature of such Shareholder’s obligation under this Agreement.
     4.3. Non-Interference; Further Assurances. Each Shareholder agrees that such Shareholder shall not take any action that would make any representation or warranty of such Shareholder contained herein untrue or incorrect or have the effect of preventing, impeding, interfering with or adversely affecting the performance by such Shareholder of its obligations under this Agreement. Each Shareholder agrees to execute and deliver such additional documents and to take such further actions as necessary or reasonably requested by Acquirer to confirm and assure the rights and obligations set forth in this Agreement or to consummate the transactions contemplated by this Agreement.
V. GENERAL
     5.1. Notices. All notices shall be in writing and shall be deemed given (i) when delivered personally, (ii) when telecopied (which is confirmed) or (iii) when dispatched by a nationally recognized overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice): (a) if to a Shareholder, to the address set forth below such Shareholder’s name on the signature page hereto, and (b) if to Acquirer, in accordance with Section 9.4 of the Merger Agreement, or to such other Persons, addresses or facsimile numbers as may be designated in writing to each other party hereto by the Person entitled to receive such communication as provided above.
     5.2. No Third Party Beneficiaries. This Agreement is not intended to confer any rights or remedies upon any Person other than the parties to this Agreement.
     5.3. Governing Law. This Agreement and any controversies arising with respect hereto shall be construed in accordance with and governed by the law of the State of Nevada (without regard to principles of conflict of laws that would apply the law of another jurisdiction).
     5.4. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such determination that any term, provision, covenant or restriction of this Agreement is invalid, void, unenforceable or against regulatory policy, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.
     5.5. Assignment. The provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns; provided, however, that no Shareholder may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of Acquirer and any attempted assignment without such consent shall be null and void without effect; and provided, further, that Acquirer may assign its respective rights or obligations hereunder to any direct or indirect wholly-owned Subsidiary of Acquirer (or any successor thereto) without the prior written consent of the parties hereto.
     5.6. Interpretation. For the purposes of this Agreement, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) the terms “hereof”, “herein”, and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Exhibits and Schedules hereto) and not to any particular provision of this Agreement, and Article, Section, paragraph references are to the Articles, Sections, paragraphs to this Agreement unless otherwise specified, (iii) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless the context otherwise requires or unless otherwise specified, (iv) the word “or” shall not be exclusive, (v) provisions shall apply, when appropriate, to successive events and transactions, (vi) unless otherwise specified, all references to any period of days shall be deemed to be to the relevant number of calendar days. The Article, Section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted. References to a Person will refer to its predecessors and successors and permitted assigns.
     5.7. Amendments. This Agreement may not be amended except by written agreement signed by Acquirer and by each Shareholder.
     5.8. Extension; Waiver. Acquirer may (a) extend the time for the performance of any of the obligations of a Shareholder, (b) waive any inaccuracies in the representations and warranties of any Shareholder contained in this Agreement or in any document delivered under this Agreement, or (c) unless prohibited by applicable Laws, waive compliance by any Shareholder with any of the covenants or conditions contained in this Agreement. Any agreement on the part of a party to any extension or waiver will be valid only if set forth in an instrument in writing signed by such party. The failure of any part to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.
     5.9. Fees and Expenses. Each party is responsible for its own fees and expenses (including the fees and expenses of financial consultants, investment bankers, accountants and counsel) in connection with the entry into of this Agreement and the consummation of the transactions contemplated hereby.
     5.10. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement.
     5.11. Remedies Cumulative. Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a party to this Agreement will be cumulative with, and not exclusive of, any other remedy contained in this Agreement, at law or in equity. The exercise by a party to this Agreement of any one remedy will not preclude the exercise by it of any other remedy.
     5.12. Counterparts; Execution. This Agreement may be executed in any number of counterparts, all of which are one and the same agreement. This Agreement may be executed by facsimile signature by any party and such signature is deemed binding for all purposes hereof, without delivery of an original signature being thereafter required.
     5.13. Effectiveness and Termination. This Agreement will become effective when Acquirer has received counterparts signed by all of the other parties and itself. In the event the Merger Agreement is terminated in accordance with its terms, this Agreement shall automatically terminate and be of no further force or effect. Upon such termination, except for any rights any party may have in respect of any breach by any other party of its or his obligations hereunder, none of the parties hereto shall have any further obligation or liability hereunder.
     5.14. Specific Performance. The parties agree that the remedies at law for any breach or threatened breach, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived. Accordingly, in the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are or are to be thereby aggrieved shall have the right to specific performance and injunctive or other equitable relief of its rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. Any requirements for the securing or posting of any bond with such remedy are waived.

     5.15. Submission to Jurisdiction. The parties to this Agreement (a) irrevocably submit to the personal jurisdiction of the state and federal courts of the United States of America located in the State of Nevada and (b) waive any claim of improper venue or any claim that those courts are an inconvenient forum. The parties to this Agreement agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 5.1 or in such other manner as may be permitted by applicable Laws, will be valid and sufficient service thereof.
     5.16. Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any action arising out of or relating to this Agreement or the transactions contemplated by this Agreement. Each party to this Agreement certifies and acknowledges that (a) no representative of any other party has represented, expressly or otherwise, that such other party would not seek to enforce the foregoing waiver in the event of an action, (b) such party has considered the implications of this waiver, (c) such party makes this waiver voluntarily, and (d) such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section.
     5.17 Regulatory Approval. If any provision of this Agreement requires the approval of any regulatory authority in order to be enforceable, then such provision shall not be effective until such approval is obtained; provided, however, that the foregoing shall not affect the enforceability of any other provision of this Agreement.
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     IN WITNESS WHEREOF, each party hereto has caused this Agreement to be signed as of the date first above written.

WESTERN ALLIANCE BANCORPORATION

By:

Name:
Title:
(Shareholder signature pages follow)

[SHAREHOLDERS]

Shareholder:

Signature:

Title, if applicable:

Owned Shares:

Notice Address:

Shareholder:

Signature:

Title, if applicable:

Owned Shares:

Notice Address:

Shareholder:

Signature:

Title, if applicable:

Owned Shares:

Notice Address:

Shareholder:

Signature:

Title, if applicable:

Owned Shares:

Notice Address:

Exhibit A
     (a) Acquirer shall have no obligation to include shares of Western Common Stock owned by any shareholder in a registration statement unless and until such Shareholder in connection with any underwritten offering, agrees to enter into an underwriting agreement, a custody agreement and power of attorney and any other customary documents required in an underwritten offering all in customary form and containing customary provisions.
     (b) In connection with any registration statement in which a Shareholder is participating, each such holder shall furnish to Acquirer in writing such information and affidavits as Acquirer reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify Acquirer, its directors and officers and each person or entity who controls Acquirer (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Shareholder; provided that the obligation to indemnify shall be individual, not joint and several, for each Shareholder and shall be limited to the net amount of proceeds received by such Shareholder from the sale of shares of Western Common Stock pursuant to such registration statement.
     (c) Any person or entity entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair such person or entity’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.
     (d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person or entity of such indemnified party and shall survive the transfer of securities.